EXHIBIT 10.9

PROJECT ASSIGNMENT AGREEMENT

THIS PROJECT ASSIGNMENT AGREEMENT (this “Agreement”) is dated as of January 20, 2009, by and between the following parties:

•	North American Natural Resources-Southeast, LLC, a Michigan limited liability company (“Assignor”) and

•	GES-Port Charlotte, LLC, a Georgia limited liability company, or its Affiliate (“Assignee”).

RECITALS
WHEREAS,

1.
Assignor has entered into two contracts with Charlotte County, a political subdivision of the State of Florida (the “County”), consisting of the “Agreement Between Charlotte County and North American Natural Resources – Southeast for Landfill Gas Purchase” dated July 22, 2008 and the “Site Lease Agreement” of the same date (each an “Assigned Contract” and, collectively, the “Assigned Contracts”);

2
The Assigned Contracts provide the Assignor with the rights to purchase all the landfill gas generated by or at the County’s Zemel Road Landfill (the “Landfill”) and the rights necessary to construct and operate a landfill gas-to-energy project at the Landfill (the “Project”);

3.
Timothy J. Lawson, Assignor and Global Energy Holdings Group, Inc. (a/k/a Global Energy Holdings Corporation), a Delaware corporation and an Affiliate of Assignee, entered into a Binding Letter of Intent dated as of November 21, 2008, as further amended by the First Amended Letter of Intent, dated as of December 22, 2008 (collectively, the “BLOI”), whereby the parties agreed to restructure the transaction whereby Assignee would purchase and receive certain rights in and to the Assigned Contracts; and

4
Assignee wishes to assume, receive and take, and Assignor wishes to assign and transfer to Assignee all of Assignor’s rights, title and interests in and to the Assigned Contracts on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS

1.1	Definitions. For the purposes of this Agreement, the following terms will have the meanings set forth or referred to below:

“Affiliate” – with respect to a specific Person, any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person.

“Applicable Law” - each provision of any constitution, statute, law, ordinance, code, rule, regulation, decision, order, decree, judgment, release, Permit or other official pronouncement of any Governmental Authority.

“Business Day” -  each Monday, Tuesday, Wednesday, Thursday and Friday that is not a federal or state of Florida holiday.

“Commencement of Operation” -  the day upon which the Project has been generating electricity for sale to a local utility for at least 24 hours per day for 7 consecutive previous days.

“Confidentiality Agreement” - the confidentiality agreement, dated October 31, 2008 between Global Energy Holdings Group, Inc. and the Assignor.

“Governmental Authority” - any legislative, executive, judicial, quasi-judicial or other public authority, agency, department, bureau, division, unit, court or other public body, including federal, state and local bodies.

“Lien” - means any mortgage, deed to secure debt, security interest, claim, lien, liability, pledge, exception, easement, or similar encumbrance.

“Material Adverse Effect” - a change in or effect on the Assigned Contracts or the ability of the Assignor or any successor in interest under the Assigned Contracts to construct, own and operate the Project that could reasonably be expected to cause an expenditure of more than $10,000 to remedy such change or effect.

“Party” or “Parties” - each or all, as appropriate, of the entities who have executed and delivered this Agreement, each permitted successor or assign of a Party, and when appropriate to effect the binding nature of this Agreement for the benefit of another party, any other successor or assign of a Party.

“Permit” - means any finally issued license, permit, authorization or certificate issued by a Governmental Authority for which any appeal period has expired.

“Person” - any individual, sole proprietorship, partnership, joint venture, corporation, estate, trust, unincorporated organization, association, limited liability company, institution or other entity, including any that is a Governmental Authority.

1.2	Certain Rules of Construction. For purposes of this Agreement:

(a)
“including” and any other words or phrases of inclusion shall not be construed as terms of limitation, so that references to “included” matters shall be regarded as non-exclusive, non-characterizing illustrations;

(b)	“copy” or “copies” means that the copy or copies of the material to which it relates are true, correct and complete.

(c)	“this Agreement” includes any amendments or other modifications and supplements, and all exhibits, schedules and other attachments to it.

(d)
Titles and captions of or in this Agreement and the cover sheet and table of contents of this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

(e)	Whenever the context so requires, the singular includes the plural and the plural includes the singular, and the gender of any pronoun includes the other genders.

(f)
Each exhibit and schedule referred to in this Agreement and each attachment to any exhibit, schedule or this Agreement is hereby incorporated by reference into this Agreement and is made a part of this Agreement as if set out in full in the first place that reference is made to it.

(g)
The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and thus if an ambiguity or question of intent or interpretation arises as to any aspect of this Agreement, then it shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE 2.  ASSIGNMENT AND ASSUMPTION OF PROJECT CONTRACTS

2.1
Assignment of Project Contracts.  In consideration of the amounts payable by Assignee to Assignor in accordance with Section 2.3 below, Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest in, to and under each of the Assigned Contracts, in each case effective as of the Closing Date.

2.2
Assumption.  Assignee expressly accepts the assignment set forth above and hereby assumes, and agrees to perform and discharge, all commitments and obligations arising and accruing from and after the Closing Date under the Assigned Contracts, as if the Assignee was the original contracting party thereto rather than Assignor.  It is understood and agreed that, except for the assumption of the commitments and obligations arising under the Assigned Contracts, neither Assignee nor any of its Affiliates shall assume or otherwise become liable for the performance of any liabilities or obligations of Assignor or any of Assignor’s Affiliates with respect to the Project, whether direct or indirect, liquidated or unliquidated, known or unknown, contingent or otherwise.

2.3	Consideration.

(a)          Credit for Deposit at Closing.  Assignor acknowledges and agrees that Assignee (or its Affiliate) has previously paid Assignor a deposit totaling ten thousand dollars ($10,000) (the “Deposit”) in connection with the execution and pursuant to the terms of the BLOI, which Deposit was fully earned on the date of payment and is non-refundable to Assignee for any reason, but which Deposit shall be credited in full against the first installment of the Consideration (as defined below in Section 2.3(b)) on the Closing Date.

(b)          Timing of Payments.  As consideration for the Assignor’s agreement to transfer and assign all of Assignor’s right, title and interest in, to and under the Assigned Contracts, Assignee agrees to pay Assignor an aggregate amount equal to Three Hundred Fifty Thousand Dollars ($350,000) (the “Consideration”) as follows:

i)	$100,000 to be paid at the Closing, minus the Deposit;

ii)	$100,000 to be paid within ten (10) Business Days after Assignee’s procurement of the air construction Permit and solid waste Permit(s);

iii)	$50,000 to be paid upon Assignee’s installation of the Landfill Gas Collection System (as that term is defined in the Assigned Contracts);

iv)
$50,000 to be paid upon Assignee’s execution of the purchase power agreement with a local electric utility and the agreement with such utility providing for the construction of the necessary interconnect; and

v)	$50,000 to be paid within 10 Business Days after the first anniversary of Commencement of Operation of the Project.

(c)
Conditional Obligation to Pay.  Should any of the events or milestones listed above in Section 2.3(b) resulting in an obligation of Assignee to make a payment to Assignor be unachievable or unattainable within a reasonable period of time due to no fault of Assignee, then Assignee shall have no obligation to make such payment to Assignor nor shall Assignee have any obligation to pursue subsequent events or milestones or make any payments associated with such subsequent events or milestones.

ARTICLE 3.  CLOSING

3.1
Closing Date.  Subject to the provisions of Sections 3.2 and 3.3 and Article 9, the payments and deliveries described in this Article 3 (collectively, the “Closing”) shall be made at the offices of Sutherland Asbill & Brennan LLP, legal counsel to Assignee, located at 999 Peachtree Street, Atlanta, Georgia 30309 on January 23, 2009 or, if later, on the second business day after the conditions set forth in Sections 3.2 and 3.3 have been satisfied or waived.  The date on which the Closing is actually held is referred to as the “Closing Date.”  None of the actions set forth in Sections 3.4 and 3.5 shall be effective unless and until all of such actions shall have been taken or waived; but if all such actions are taken or waived, then the Closing shall be effective as of 12:01 a.m. on the Closing Date.

3.2	Conditions to Assignor’s Obligations. Assignor’s obligations to effect the Closing on the Closing Date is subject to the following conditions:

(a)
Representations and Warranties True and Correct.  Each of Assignee’s representations and warranties contained in this Agreement shall be true in all material respects as of the Closing (except to the extent that a representation or warranty relates to an earlier date, in which case it shall be true in all material respects as of such earlier date), after giving effect to all curative actions by Assignee.

(b)	Agreements Complied With. There shall have been no material breach by Assignee in the performance of its obligations under this Agreement which has not been cured.

3.3	Conditions to Assignee’s Obligations. Assignee’s obligation to make its payments and deliveries at the Closing are subject to the following conditions:

(a)
Representations and Warranties True and Correct.  Assignor’s representations and warranties contained in this Agreement shall be true in all material respects as of the Closing (except to the extent that a representation or warranty relates to an earlier date, in which case it shall be true in all material respects as of such earlier date), after giving effect to all curative actions by Assignor.

(b)	Agreements Complied With. There shall have been no material breach by Assignor in the performance of its obligations under this Agreement which has not been cured.

(c)
Estoppel and Consent from County.  Assignee shall have received an executed copy of the form of Novation Of Contract By Substitution Of New Party For Discharged Party attached hereto as Exhibit A (the “County Novation Contract”).

3.4	Assignor’s Closing Deliveries. Subject to fulfillment or waiver of the conditions set forth in Section 3.2, at the Closing Assignor shall deliver all of the following:

(a)
Secretary’s Certificate.  Certificate of the Secretary or an Assistant Secretary of Assignor, dated as of the Closing Date, in form and substance satisfactory to Assignee, as to the resolutions of the sole manager and sole member of Assignor, Timothy J. Lawson, an individual resident of the State of Florida (hereinafter “Lawson”) and owner of 100% of the outstanding limited liability company interests in Assignor, authorizing the execution and performance of this Agreement and the transactions contemplated hereby.

(b)	Executed County Novation Contract. Assignor shall have delivered to Assignee an executed copy of the County Novation Contract.

3.5
Assignee’s Closing Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Section 3.3, at the Closing Assignee shall deliver payment of the initial portion of the Consideration in accordance with the terms of Section 2.3.

ARTICLE 4.  CERTAIN REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party, on the date of this Agreement and again on and as of the Closing Date, that:

4.1
Corporate Matters.  It is duly organized, validly existing and in good standing as a limited liability company under the laws of its jurisdiction of organization and is duly qualified to do business in all jurisdictions where such qualification is required, except where the failure to qualify would not have a material adverse effect on such Party or its ability to consummate the transactions contemplated under this Agreement.

4.2
Delivery of Agreement.  It has full power and authority to enter this Agreement and any other instrument or document required to be executed and delivered to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and such other documents have been duly authorized by all necessary limited liability company action by such Party and do not and will not contravene its organizational documents or conflict with, result in a breach of, or entitle any party (with due notice or lapse of time or both) to terminate, accelerate or declare a default under, any agreement or instrument to which it is a party or by which it is bound.  The execution, delivery and performance by it of this Agreement will not result in any violation by it of any law, rule or regulation applicable to it.  It is not a party to, nor subject to or bound by, any judgment, injunction or decree of any court or other governmental entity, which may restrict or interfere with the performance of this Agreement by it which would reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.  This Agreement is its valid and binding obligation, enforceable against it in accordance with their respective terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general principles of equity (regardless of whether the enforcement thereof is sought in a proceeding at law or in equity).

4.3
Consents and Approvals.  Except with respect to the County Novation Contract, no consent, waiver, order, approval, authorization or order of, or registration, qualification or filing with, any court or other governmental agency or authority is required for the execution, delivery and performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby or thereby.  No agreement, consent or waiver of any party to any contract to which such Party or any of its Affiliates is a party or by which it is bound is required for the execution, delivery and performance by such Party of this Agreement or the Assignment Agreements that has not been duly obtained.

4.4
Brokers and Finders.  It is not obligated, nor will it become obligated, to pay any fees or commissions to any broker, finder or other agent in connection with this Agreement or the transactions contemplated herein.

As inducement to Assignee to enter into this Agreement, Assignor hereby further represents and warrants to Assignee, on the date of this Agreement and again on and as of the Closing Date, that:

4.5          Ownership of Assignor.

(a)	Title. Lawson owns good and valid title to all (100%) of the membership interests in Assignor (the “LLC Interests”) free and clear of any and all Liens.

(b)
Ownership.  The LLC Interests held by Lawson represent all (100%) of the issued and outstanding limited liability company or other ownership interests in Assignor.  The LLC Interests held by Lawson have been duly and validly issued, were duly and validly acquired by Lawson, and were not issued in violation of any preemptive or other similar right.

4.6
Leased Property.  Assignor owns all right, title and interest in and to a valid leasehold interest in the leased site at the Landfill pursuant to the Site Lease Agreement, dated July 22, 2008 between Assignor and the County.  Assignor has the exclusive right to develop, operate and access the Landfill for purposes of completing the Project.

4.7	Assigned Contracts. With respect to each Assigned Contract,

(a)
such Assigned Contract constitutes a valid and binding obligation of Assignor and the other parties thereto, enforceable in each case in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles;

(b)
no event has occurred that (whether with or without notice, lapse of time or both) (i) would constitute a default under such Assigned Contract by Assignor or of any other party thereto, (ii) would entitle Assignor or any other party thereto to terminate such Assigned Contract;

(c)	Assignor has not received written notice of any alleged default under such Assigned Contract by Assignor;

(d)	Assignor has provided to Assignee a true and correct copy of such Assigned Contract, including all amendments, supplements and modifications;

(e)	neither Assignor nor any other party thereto has waived any of its rights under such Assigned Contract, either orally or in writing;

(f)
No Person has any right of first refusal, Liens or other interest in, to or under any Assigned Contract, nor does any Person (other than Assignor) have any claim of ownership or title of any nature in  the Assigned Contracts;

(g)
The Assigned Contracts transferred by Assignor pursuant to this Agreement constitute all of the rights, title and interest that Assignor has in connection (directly or indirectly) with the Project; and

(h)
without limiting the foregoing, Assignor has made all payments required to be made by it under such Assigned Contract, no payments that are due and payable are being withheld by any other party thereto, and no unresolved dispute or claim is pending between Assignor and any other party thereto with respect to the performance by Assignor or any other party of its obligations under such Assigned Contract or the interpretation of such Assigned Contract.

4.8
Absence of Material Changes.  There has not been any material adverse change with respect to the Assigned Contracts, condition of the Project or any other event that has had or may reasonably be expected to have a Material Adverse Effect.

ARTICLE 5.  ACTIONS PRIOR TO THE CLOSING DATE; OTHER AGREEMENTS

The Parties will take the following actions between the date of this Agreement and the Closing Date:

5.1
Notifications.  Each Party shall promptly notify the other of any action, suit or proceeding that is instituted or threatened against such Party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

5.2
Consents and Approvals.  During the period prior to the Closing Date, each Party hereto shall act diligently and reasonably, and shall cooperate with the other, to secure the consent and approval of the County, and to take any other action reasonably necessary to carry out the intent of this Agreement.

5.3
Maintenance of Project Prior to the Closing Date.  Assignor will maintain the Assigned Contracts and the Project in full force and effect with no violations or defaults, will not terminate any of the Assigned Contracts, and will use commercially reasonable efforts to maintain any material Permits in full force and effect.

5.4
No Negotiations.  Until the Closing or until this Agreement is terminated, Assignor shall not (i) directly or indirectly, solicit, initiate, or participate in (or permit or allow any solicitation, invitation or participation in) any discussions or negotiations or enter into (or permit or allow entry into) any contract, commitment or transaction with any Person in relation to the conveyance, assignment, transfer, purchase or sale of any direct or indirect interest in the Assigned Contracts or the Project; or (ii) provide or permit or allow the provision of any information to, or facilitate an inquiry from, any Person either directly or indirectly investigating or seeking to enter into any such discussion, negotiation, contract or transaction related to the conveyance, assignment, transfer, purchase or sale of any direct or indirect interest in the Assigned Contracts or the Project.

5.5
Expenses.  Except as is specifically provided herein, each Party hereto will pay all costs and expenses related to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained in this Agreement.

5.6
Confidentiality.  Assignor, Assignee and Lawson agree that the terms of this Agreement shall remain strictly confidential, except with the prior written consent of Assignor and Assignee and except to the extent that enforcement of its terms or Applicable Law requires public disclosure.  Notwithstanding the foregoing, except as may be required by Applicable Law, the Parties shall seek appropriate protective orders or confidential treatment for this Agreement in connection with any required filing with or disclosure to any Governmental Authority.

5.7
County Novation Contract.  Notwithstanding that certain Assignment and Assumption Instrument executed by Assignor and Assignee in connection with the County’s execution and delivery of the County Novation Contract (and attached as an exhibit thereto), the Parties hereby expressly acknowledge and agree that, as between Assignor, Assignee and Lawson, this Agreement shall govern the transactions contemplated herein.

ARTICLE 6.  INDEMNIFICATION

6.1
Definition of Loss.  For the purposes of this Agreement “Loss” means any liability, loss, cost, damage (excluding punitive, indirect or consequential damages), out-of-pocket expense or payment, including related reasonable attorneys’, accountants’ and other professional advisors’ fees and out-of-pocket expenses.

6.2
Specific Indemnification Obligations—by Assignor.  If the Closing occurs then, subject to the other provisions of this Article 6, Assignor and Lawson, jointly and severally, shall indemnify, defend and hold Assignee and its permitted successors and assigns, harmless as to any Loss incurred by them resulting from:

(a)	Fees and Expenses. Any obligation for the payment of fees and expenses imposed on Assignor pursuant to this Agreement; and

(b)	Breaches. Any breach of, or inaccuracy associated with, any representation, warranty, covenant, statement or agreement made by Assignor in this Agreement.

6.3	Certain Limitations. Notwithstanding the foregoing:

(a)
Time Limitations.  The indemnification provided for in this Article 6 shall terminate five (5) calendar years after the Commencement of Operation (and no claims shall be made by Assignee under this Article 6 thereafter), except that Assignor’s and Lawson’s indemnification obligations will continue as to claims for indemnification which are duly notified in accordance with the provisions of Section 6.5(a) on or before the applicable termination date, as to which claims the obligation of the Indemnitor (as defined below in Section 6.4(a)) shall continue until any liability under this Article 6 has been determined and, if applicable, paid in accordance with the terms of this Article 6.

(b)	Cap. The aggregate liability of Assignor or Lawson (jointly and severally) under this Article 6 shall not exceed the Consideration.

(c)
Action by Indemnified Party.  Notwithstanding any other provision of this Article 6, Assignor and Lawson shall not have any liability under this Article 6 to indemnify Assignee with respect to a Loss to the extent that the Loss arose from or was exacerbated by any action taken directly or indirectly by Assignee on or after the Closing Date.

6.4	Notice of Claims

(a)
Any Party seeking indemnification under this Article 6 (the “Indemnified Party”) shall give to the Party obligated to provide indemnification to such Indemnified Party (the “Indemnitor”) a written notice (a “Claim Notice”) describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced.

(b)	After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this Article 6 shall be determined:

(i)	by the written agreement between the Indemnified Party and the Indemnitor;

(ii)	by a final judgment or decree of any court of competent jurisdiction; or

(iii)	by any other means to which the Indemnified Party and the Indemnitor shall agree.

The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined.  The Indemnified Party shall have the burden of proof in establishing the amount of Loss suffered by it.

6.5	Third Person Claims.

(a)
Notices.  In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party, such Indemnified Party must give a Claim Notice to the Indemnitor, in reasonable detail, of the third Person claim promptly after such Indemnified Party receives written notice of the third Person claim; provided, however, no delay by the Indemnified Party in notifying the Indemnitor shall relieve the Indemnitor from any liability or obligation hereunder unless the Indemnitor can demonstrate that it was damaged by such delay.  Thereafter, the Indemnified Party shall deliver to the Indemnitor, promptly after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.  Notwithstanding the foregoing, if an Indemnified Party is physically served with a complaint with regard to a third Person claim, the Indemnified Party must notify the Indemnitor with a copy of the complaint promptly after receipt thereof and shall deliver to the Indemnitor promptly after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim.

(b)	Procedure.

(i)
If a third Person asserts any claim or initiates any legal proceeding against an Indemnified Party, the Indemnitor shall have the sole and absolute right, after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle  or otherwise deal with any proceeding, claim, or demand which relates to any Loss indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense.

(ii)	The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

(iii)
To the extent the Indemnitor elects not to defend or abandons such proceeding, claim or demand, and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel, at the expense of the Indemnitor, and control the defense of such proceeding.

(iv)
Neither the Indemnitor nor the Indemnified Party may consent to the entry of any judgment or settle any such proceeding which judgment or settlement obligates the other Party to pay any money, to perform obligations or to admit liability without the consent of the other Party, such consent not to be unreasonably withheld.  If the Indemnified Party refuses to consent to the settlement of any legal proceeding, claim or demand, so long as only money damages are involved, the liability of the Indemnitor for indemnification in respect of such legal proceeding, claim or demand shall not exceed the amount for which the legal proceeding, claim or demand could have been settled plus the amount of expenses incurred by the Indemnified Party prior to the time of the proposed settlement to which it is entitled to indemnification.

(v)
After any final judgment or award has been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal there from has expired, or a settlement has been consummated, or the Indemnified Party and the Indemnitor have arrived at a mutually binding agreement with respect to each separate matter alleged to be entitled to indemnification by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, or by certified or bank cashier’s check within 30 days after the date of such notice.

6.6
Rights of Setoff. Among its other remedies available under this Agreement or otherwise (and without prejudice to any such other remedies that may be available to Assignee), Assignee may offset against any payments due from Assignee to Assignor or Lawson pursuant to Article 2 or otherwise, any amounts due from Assignor or Lawson to Assignee under this Article 6 or otherwise.

6.7
Survival; Exclusive Remedies. The representations and warranties made in this Agreement shall survive the Closing for the periods specified in this Article 6. If the Closing occurs, then the remedies provided in this Article 6 constitute the sole and exclusive remedies for recoveries against Assignor or Lawson for breaches of the representations, warranties, covenants and agreements in this Agreement and for the matters specifically listed in this Article 6 as being indemnified against, but neither the foregoing nor anything else in this Agreement shall limit the right of Assignee to seek specific performance of this Agreement or of any contract, document or other instrument executed and delivered pursuant to this Agreement.

ARTICLE 7.  TERMINATION

7.1	Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date by:

(a)	the mutual written consent of Assignor and Assignee;

(b)	Assignor or Assignee if the Closing shall not have occurred on or before February 28, 2009 (or such later date as may be agreed to in writing by Assignor and Assignee);

(c)
Assignee, in the event of any material breach by Assignor of any of its agreements, representations or warranties contained herein and the failure of Assignor to cure such breach within ten (10) days after receipt of notice from Assignee requesting such breach to be cured;

(d)
Assignor, in the event of any material breach by Assignee of any of Assignee’s agreements, representations or warranties contained herein and the failure of Assignee to cure such breach within ten (10) days after receipt of notice from Assignor requesting such breach to be cured; or

(e)
Assignor or Assignee if any court of competent jurisdiction in the United States or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the transactions described in this Agreement.

7.2	Notice of Termination. Any Party desiring to terminate this Agreement pursuant to Section 7.1 shall give written notice of such termination to the other Party.

7.3
Effect of Termination.  In the event that this Agreement is terminated pursuant to this Article 7, all further obligations of the parties under this Agreement (other than Section 5.5 (Expenses)) shall be terminated without further liability of any Party to the other; provided that nothing herein shall relieve any Party from liability for its willful breach of this Agreement.

ARTICLE 8.   GENERAL PROVISIONS

8.1
Good Faith; Cooperation; Further Assurances.  The Parties shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with its terms.  The Parties shall cooperate fully with each other and their respective representatives in connection with any actions required to be taken as part of their respective obligations under this Agreement. Each Party will, at the Closing and from time to time after the Closing, deliver to the other such further instruments necessary or desirable, in the reasonable opinion of the requesting Party and at the expense of the requesting Party, to consummate or document the transactions contemplated by this Agreement.

8.2	Notices. Each notice, communication and delivery under this Agreement

(a)	shall be made in writing signed by the Party making it;

(b)	shall specify the Section to which it relates;

(c)	shall be delivered either in person, by telecopier or by nationally recognized next business day delivery service;

(d)	unless given in person, shall be given to the address specified below;

(e)
shall be deemed given (i) if delivered in person, on the date delivered, (ii) if sent by telecopier and received before or during the normal business hours of the recipient, on the date transmitted or, if sent after normal business hours, on the next business day, or (iii) if sent by nationally recognized next business day delivery service (with costs prepaid), on the first business day after so sent; and

(f)
shall be deemed received (i) if delivered in person, on the date of personal delivery, (ii) if telecopied and received before or during the normal business hours of the recipient, on the day transmitted or, if received after normal business hours, on the next business day, or (iii) if sent by nationally recognized next business day delivery service, on the day received.

The addresses and requirements for copies are set forth in Schedule 8.2.

8.3	Assignment; Successors in Interest.

(a)
No Assignment. Except with the prior written consent of the other Party, neither Party shall make any assignment, by operation of law or otherwise, of its rights and obligations under this Agreement, provided that:

(i)
any Party may assign its rights under this Agreement to another legal entity that, directly or indirectly, controls, is controlled by or is under common control with that Party, provided that the assigning Party shall not be released from any of its obligations under this Agreement, and

(ii)	nothing in this Section 8.3(a) shall be deemed to restrict any merger of any Party with or into any other Person.

(b)
Binding Nature.  This Agreement is binding upon the parties and their respective successors or assigns (whether or not permitted) and inures to the benefit of the Parties and their permitted successors and assigns.

8.4
No Third Party Beneficiaries.  The Parties do not intend to confer any benefit under this Agreement on anyone other than the Parties, and nothing contained in this Agreement shall be deemed to confer any such benefit on any other Person.

8.5
Severability.  Any determination by any court of competent jurisdiction of the invalidity of any provision of this Agreement that is not essential to accomplishing the purposes of this Agreement, shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under Applicable Law.

8.6
Remedies.  Except as set forth in Article 6, the rights and remedies specified in any provision of this Agreement are in addition to all other rights and remedies a Party may have, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement (whether or not it elects to terminate this Agreement), and all such rights and remedies are cumulative.  Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy (any such claim by any other Party being hereby waived).

8.7
Controlling Law.  This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of Florida, except its laws that would render such choice of laws ineffective.

8.8
Integration.  This Agreement and the other contracts, documents and instruments to be delivered pursuant to this Agreement supersede all prior negotiations, agreements and understandings between the parties with respect to their subject matter (other than the provisions of the existing Confidentiality Agreement which will remain in full force and effect), constitute the entire agreement of the parties with respect to their subject matter, and may not be altered or amended except in writing signed by both parties.

8.9
Amendment; Waiver.  The failure of any Party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce such provision; and no waiver by any Party of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

8.10
Counterparts.  This Agreement may be executed in one or more counterparts (one counterpart reflecting the signatures of all parties), each of which shall be deemed to be an original, and it shall not be necessary in making proof of this Agreement or its terms to account for more than one of such counterparts.  This Agreement may be executed by each Party upon a separate copy, and one or more execution pages may be detached from one copy of this Agreement and attached to another copy in order to form one or more counterparts.

[signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first above written.

GES-PORT CHARLOTTE, LLC
as Assignee

By	/s/ Romilos Papadopoulos

Name:	Romilos Papadopoulos

Title:	Exec. Vice President, CFO & COO

NORTH AMERICAN NATURAL RESOURCES-SOUTHEAST, LLC,
as Assignor

By	/s/ Timothy Lawson

Name:	Timothy Lawson

Title:	Member-Manager

FOR PURPOSES OF ARTICLE 6:

/s/ Timothy J. Lawson
TIMOTHY J. LAWSON